Exhibit 99.1
FOR IMMEDIATE RELEASE

Qualcomm Contact:
John Sinnott
Vice President, Investor Relations
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces Third Quarter Fiscal 2017 Results
GAAP Revenues $5.4 billion
GAAP EPS $0.58, Non-GAAP EPS $0.83

SAN DIEGO - July 19, 2017 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal third quarter ended June 25, 2017.

“We delivered better than expected results in our semiconductor business this quarter, which drove EPS above the midpoint of our expectations versus our April updated guidance,” said Steve Mollenkopf, CEO of Qualcomm Incorporated. “Our products and technologies continue to enable the global smartphone industry, and we are expanding into many exciting new product categories, including automotive, mobile computing, networking and IoT. We believe that we hold the high ground with regard to the dispute with Apple, and we have initiated new actions to protect the well-established value of our technologies.”

Third Quarter Results (GAAP)*

	Q3 Fiscal 2017	Q3 Fiscal 2016	Year-Over-Year Change	Q2 Fiscal 2017	Sequential Change
Revenues	$5.4B	$6.0B	(11%)	$5.0B	+7%
Operating income	$0.8B	$1.6B	(51%)	$0.7B	+6%
Net income [1]	$0.9B	$1.4B	(40%)	$0.7B	+16%
Diluted earnings per share [1]	$0.58	$0.97	(40%)	$0.50	+16%
Operating cash flow	$0.1B	$1.8B	N/M	$0.8B	N/M
1 Throughout this news release, net income and diluted earnings per share are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests), unless otherwise stated.

Qualcomm Announces Third Quarter Fiscal 2017 Results                     Page 2 of 13

Third Quarter Results (Non-GAAP)*

	Q3 Fiscal 2017	Q3 Fiscal 2016	Year-Over-Year Change	Q2 Fiscal 2017	Sequential Change
Revenues	$5.3B	$6.0B	(12%)	$6.0B	(11%)
Operating income	$1.2B	$2.0B	(40%)	$2.2B	(45%)
Net income	$1.2B	$1.7B	(28%)	$2.0B	(38%)
Diluted earnings per share	$0.83	$1.16	(28%)	$1.34	(38%)

Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items. Further discussion regarding the Company’s use of Non-GAAP financial measures and detailed reconciliations between GAAP and Non-GAAP results are included within this news release.

* The third quarter of fiscal 2017 GAAP and Non-GAAP results were negatively impacted as a result of actions taken by Apple’s contract manufacturers, who did not fully report and did not pay royalties due on sales of Apple products, as well as the previously disclosed dispute with another licensee, who did not report or pay royalties due in the third quarter of fiscal 2017. We expect these licensees will continue to take such actions in the future until the respective disputes are resolved.

The following should also be considered in regards to the sequential and year-over-year comparisons:

•	The third quarter of fiscal 2017 GAAP results included:

◦
A reduction in operating cash flow due to a $940 million payment to BlackBerry and a $927 million payment related to the Korea Free Trade Commission (KFTC) fine, in addition to the impact from the actions taken by Apple’s contract manufacturers and the other licensee in dispute.

•	The second quarter of fiscal 2017 GAAP results included:

◦	$974 million reduction to revenues, or $0.48 per share, related to the BlackBerry arbitration.

•	The third quarter of fiscal 2016 GAAP and Non-GAAP results included:

◦	$235 million of revenues, or $0.11 per share, due to the recognition of previously deferred royalty revenues related to the dismissal of the arbitration with LG Electronics, Inc.

Qualcomm Announces Third Quarter Fiscal 2017 Results                     Page 3 of 13

Third Quarter Segment Results

	Q3 Fiscal 2017	Q3 Fiscal 2016	Year-Over-Year Change	Q2 Fiscal 2017	Sequential Change
QCT
Revenues	$4,052M	$3,853M	+5%	$3,676M	+10%
Earnings before taxes (EBT)	$575M	$365M	+58%	$475M	+21%
EBT as % of revenues	14%	9%	+5%	13%	+1%
MSMTM chip shipments	187M	201M	(7%)	179M	+4%
QTL
Revenues	$1,172M	$2,038M	(42%)	$2,249M	(48%)
EBT	$854M	$1,749M	(51%)	$1,959M	(56%)
EBT as % of revenues	73%	86%	(13%)	87%	(14%)

As a result of the recent actions taken by Apple’s contract manufacturers and the other licensee in dispute, we currently do not believe total reported device sales and related estimated ranges of device shipment and average selling price are meaningful in measuring our QTL business, and therefore, we are not providing such metrics for the fiscal third quarter.

Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled $37.8 billion at the end of the third quarter of fiscal 2017, compared to $31.0 billion a year ago and $28.9 billion at the end of the second quarter of fiscal 2017. In May 2017, we issued an aggregate principal amount of $11.0 billion of unsecured floating- and fixed-rate notes, which are intended to be used to finance, in part, our proposed acquisition of NXP and other related transactions and for general corporate purposes.

Announced Agreement to Acquire NXP
On October 27, 2016, we announced a definitive agreement to acquire NXP Semiconductors N.V. for estimated total cash to be paid to shareholders of $38 billion. NXP is a leader in high-performance, mixed-signal semiconductor electronics in automotive, broad-based microcontrollers, secure identification, network processing and RF power products. The transaction is expected to close by the end of calendar 2017 and is subject to receipt of regulatory approvals in various jurisdictions and other closing conditions. We intend to fund the transaction with cash generated from the recent debt offering as well as cash held by our foreign entities, which will result in the use of a substantial portion of our cash, cash equivalents and marketable securities, and the use of a Term Loan Facility, which is expected to be drawn on at close.

Qualcomm Announces Third Quarter Fiscal 2017 Results                     Page 4 of 13

Return of Capital to Stockholders
During the third quarter of fiscal 2017, we returned $1.1 billion to stockholders, including $844 million, or $0.57 per share, of cash dividends paid and $300 million through repurchases of 5.2 million shares of common stock. On July 13, 2017, we announced a cash dividend of $0.57 per share payable on September 20, 2017 to stockholders of record as of the close of business on August 30, 2017.

Effective Income Tax Rates
Our fiscal 2017 annual effective income tax rates are estimated to be approximately 11 percent for GAAP and approximately 14 percent for Non-GAAP. Our estimated annual tax rates for fiscal 2017 GAAP and Non-GAAP decreased from our estimates as of the second quarter of fiscal 2017, primarily as a result of a decrease in our estimate of income from United States operations, principally related to decreased QTL revenues from Apple’s contract manufacturers. As a result, the effective income tax rates for the third quarter of fiscal 2017 were 1 percent benefit for GAAP and 5 percent provision for Non-GAAP, which reflect the cumulative effect of the reduction in our estimated annual effective rates in the third quarter of fiscal 2017.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment, certain derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook.

We have not included estimates related to the operating results of any proposed acquisitions in our fourth quarter of fiscal 2017 outlook.

Qualcomm Announces Third Quarter Fiscal 2017 Results                     Page 5 of 13

Our financial guidance for the fourth quarter of fiscal 2017 excludes QTL revenues related to the sale of Apple products by Apple’s contract manufacturers as well as the other licensee in dispute as we expect the recent actions taken by these licensees will continue until the respective disputes are resolved. As a result, we currently do not believe total reported device sales is meaningful in measuring our QTL business. Alternatively, we are providing guidance for QTL revenues for the fourth quarter of fiscal 2017.

The following table summarizes GAAP and Non-GAAP guidance based on the current outlook. The Non-GAAP outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm’s Business Outlook Summary and Reconciliation

	Q4 FY16 Results		Current Guidance Q4 FY17 Estimates (2)
Revenues	$6.2B		$5.4B - $6.2B
Year-over-year change			decrease 13% - flat
GAAP diluted earnings per share (EPS)	$1.07		$0.55 - $0.65
Year-over-year change			decrease 39% - 49%
Less diluted EPS attributable to QSI	($0.01)		$0.01
Less diluted EPS attributable to share-based compensation	($0.10)		($0.11)
Less diluted EPS attributable to other items (1)	($0.10)		($0.10)
Non-GAAP diluted EPS	$1.28		$0.75 - $0.85
Year-over-year change			decrease 34% - 41%
Other Information
MSM chip shipments	211	M	205M - 225M
Year-over-year change			decrease 3% - increase 7%
QTL revenues	$1.9B		$1.0B - $1.3B
Year-over-year change			decrease 31% - 47%

(1)	Our guidance for diluted EPS attributable to other items for the fourth quarter of fiscal 2017 is primarily attributable to acquisition-related items.

(2)
Our financial guidance for the fourth quarter of fiscal 2017 excludes QTL revenues related to the sale of Apple products by Apple’s contract manufacturers as well as the other licensee in dispute as we expect the recent actions taken by these licensees will continue until the respective disputes are resolved.

Sums may not equal total due to rounding.

Qualcomm Announces Third Quarter Fiscal 2017 Results                     Page 6 of 13

Reconciliations of GAAP Results to Non-GAAP Results
The following tables reconcile our GAAP results to our Non-GAAP results ($ in millions, except per share data):

	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (a) (b)		Non-GAAP Results
Q3 FISCAL 2017
Revenues	$5,371	$56	$—	$12	(c)	$5,303
Operating income (loss)	773	34	(227)	(259)		1,225
EBT	858	55	(227)	(271)		1,301
EBT as % of revenues	16%					25%
Net income (loss)	866	32	(199)	(204)		1,237
Diluted EPS	$0.58	$0.02	($0.13)	($0.14)		$0.83
Diluted shares	1,491	1,491	1,491	1,491		1,491
Q2 FISCAL 2017
Revenues	$5,016	$—	$—	($974)		$5,990
Operating income (loss)	729	(17)	(246)	(1,228)		2,220
EBT	857	—	(246)	(1,239)		2,342
EBT as % of revenues	17%					39%
Net income (loss)	749	—	(210)	(1,030)		1,989
Diluted EPS	$0.50	$0.00	($0.14)	($0.69)		$1.34
Diluted shares	1,489	1,489	1,489	1,489		1,489
Q3 FISCAL 2016
Revenues	$6,044	$12	$—	$—		$6,032
Operating income (loss)	1,592	(2)	(235)	(203)		2,032
EBT	1,693	(5)	(235)	(203)		2,136
EBT as % of revenues	28%					35%
Net income (loss)	1,444	(4)	(197)	(84)		1,729
Diluted EPS	$0.97	$0.00	($0.13)	($0.06)		$1.16
Diluted shares	1,486	1,486	1,486	1,486		1,486

(a)
At fiscal year end, the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. See the “Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates” herein for further details.

(b)
Further details of amounts included in the “Other Items” column for the current period are included in the “Supplemental Information and Reconciliations” and the “Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates.” Details of amounts included in the “Other Items” column for prior periods are included in the news releases for those periods.

(c)	Other items excluded from Non-GAAP results consisted of a $12 million benefit related to an adjustment of the BlackBerry arbitration.

Sums may not equal totals due to rounding.

Supplemental Information and Reconciliations
(Unaudited)

Q3 FISCAL 2017
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (a)	Non-GAAP Results
Cost of revenues	$2,488	$18	$10	$181	$2,279
Research and development (R&D) expenses	1,391	—	147	3	1,241
Selling, general and administrative (SG&A) expenses	710	4	70	78	558
Other expenses	9	—	—	9	—
Interest expense	133	—	—	16	117
Investment and other income, net	218	21	—	4	193	(b)

(a)
Other items excluded from Non-GAAP results included $235 million of acquisition-related charges, $42 million of asset impairment charges, $4 million of restructuring and restructuring-related charges related to our Strategic Realignment Plan and $2 million in net foreign currency transaction losses related to the fine imposed by the KFTC.

(b)
Included $141 million in interest and dividend income and $98 million in net realized gains on investments, partially offset by $26 million in net foreign currency transaction losses and $20 million in other net investment losses.

Qualcomm Announces Third Quarter Fiscal 2017 Results                     Page 7 of 13

Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates
(Unaudited)

	GAAP Results	Less QSI		Less Share-Based Compensation	Less Other Items (c)(d)	Non-GAAP Results
Q3 FISCAL 2017 ($ in millions)
Income (loss) before income taxes	$858	$55		$(227)	$(271)	$1,301
Income tax benefit (expense)	7	(24)		28	67	(64)
Net income (loss) (a)	$865	$31		$(199)	$(204)	$1,237

Tax rate	(1%)	2%	(b)	(2%) (b)	(6%) (b)	5%
FISCAL 2017
Estimated annual tax rate	11%	0%	(b)	(1%) (b)	(2%) (b)	14%

(a)	Before adjustments for noncontrolling interests.

(b)
The incremental effect of our adjustments to the Non-GAAP tax rate is calculated by allocating the difference between (i) the tax expense (benefit) calculated based on the GAAP tax rate and (ii) the actual or estimated tax expense (benefit) for each column.

(c)
In the third quarter of fiscal 2017, the tax benefit in the “Other Items” column included a $61 million tax benefit for the tax effect of acquisition-related items in EBT and a $6 million benefit for the combined effect of other items in EBT.

(d)
In fiscal 2017, the estimated annual effective tax rate for the “Other Items” column includes a $360 million tax benefit for the combined tax effect of other items in EBT and a $150 million tax benefit for the tax effect of acquisition-related items in EBT, partially offset by a $13 million tax expense related to an increase in unrecognized tax benefits.

Conference Call
Qualcomm’s fiscal third quarter 2017 earnings conference call will be broadcast live on July 19, 2017, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056 and international callers may dial (404) 537-3406. Callers should use reservation number 38395118.

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

Qualcomm Announces Third Quarter Fiscal 2017 Results                     Page 8 of 13

The Company uses the Non-GAAP financial information: (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by the Company include revenues, cost of revenues, R&D expenses, SG&A expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. In addition, the Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating the Company’s business and assessing trends and future expectations.

Non-GAAP information used by management excludes QSI and certain share-based compensation, acquisition-related items, tax items and other items.

•
QSI is excluded because the Company expects to exit its strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•
Share-based compensation expense primarily relates to restricted stock units. Management believes that excluding non-cash share-based compensation from the Non-GAAP financial information allows management and investors to make additional comparisons of the operating activities of the Company’s ongoing core businesses over time and with respect to other companies.

•	Certain other items are excluded because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses, as follows:

Qualcomm Announces Third Quarter Fiscal 2017 Results                     Page 9 of 13

•
Acquisition-related items include amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items, as well as any effects from restructuring the ownership of such acquired assets. Additionally, the Company excludes expenses related to the termination of contracts that limit the use of the acquired intellectual property, third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition. Starting with acquisitions in the second quarter of fiscal 2017, the Company excludes recognition of the step-up of property, plant and equipment from the net book value based on the original cost basis to fair value. Such charges related to acquisitions that were completed prior to the second quarter of fiscal 2017 continue to be allocated to the segments, and such amounts are not material.

•
The Company excludes certain other items that management views as unrelated to the Company’s ongoing business, such as major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairments and awards, settlements and/or damages arising from legal or regulatory matters.

•
Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings.

About Qualcomm
Qualcomm’s technologies powered the smartphone revolution and connected billions of people. We pioneered 3G and 4G - and now we are leading the way to 5G and a new era of intelligent, connected devices. Our products are revolutionizing industries, including automotive, computing, IoT, healthcare and data center, and are allowing millions of devices to connect with each other in ways never before imagined. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, our QCT semiconductor business. For more information, visit www.qualcomm.com.

Qualcomm Announces Third Quarter Fiscal 2017 Results                     Page 10 of 13

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: our products and technologies enabling the global smartphone industry; our expansion into new product categories; our intent to protect the established value of our technologies; our proposed acquisition of NXP, including our expectations regarding the timing of the closing and the funding of that transaction; our fiscal 2017 estimated effective income tax rates; our business outlook; our expectation that Apple’s contract manufacturers and another licensee who did not report or pay royalties due will continue such actions until the respective disputes are resolved; the intended use of the proceeds from our recent debt issuance; and our estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share and MSM chip shipments. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: risks associated with our proposed acquisition of NXP; commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees; our dependence on the premium-tier device segment; attacks on our licensing business model, including current and future legal proceedings or actions of governmental or quasi-governmental bodies or standards or industry organizations; potential requirements to change our patent licensing practices due to governmental investigations and/or private legal proceedings challenging those practices; government regulations and policies, or adverse rulings in enforcement or other proceedings; the enforcement and protection of our intellectual property rights; the commercial success of our new technologies, products and services, including our ability to extend our products into new and expanded product areas and adjacent industry segments; risks associated with operation and control of manufacturing facilities acquired through the formation of our joint venture, RF360 Holdings; the continued and future success of our licensing programs and the need to extend license agreements that are expiring; our dependence on a limited number of third-party suppliers; claims by third parties that we infringe their intellectual property; strategic acquisitions, transactions and investments; our use of open source software; our stock price and earnings volatility; our indebtedness; foreign currency fluctuations; global regional or local economic conditions that impact the industries in which we operate; our ability to attract and retain qualified employees; failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; security breaches of our information technology systems; and potential tax liabilities. These and other risks are set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal third quarter ended June 25, 2017 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###
Qualcomm and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. All other trademarks are the property of their respective owners.

Qualcomm MSM are products of Qualcomm Technologies, Inc.

Qualcomm Announces Third Quarter Fiscal 2017 Results                     Page 11 of 13

Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	June 25, 2017	September 25, 2016
ASSETS
Current assets:
Cash and cash equivalents	$14,909	$5,946
Marketable securities	5,954	12,702
Accounts receivable, net	3,532	2,219
Inventories	2,002	1,556
Other current assets	624	558
Total current assets	27,021	22,981
Marketable securities	16,889	13,702
Deferred tax assets	2,747	2,030
Property, plant and equipment, net	3,164	2,306
Goodwill	6,523	5,679
Other intangible assets, net	3,880	3,500
Other assets	4,155	2,161
Total assets	$64,379	$52,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,508	$1,858
Payroll and other benefits related liabilities	1,089	934
Unearned revenues	513	509
Short-term debt	2,495	1,749
Other current liabilities	3,558	2,261
Total current liabilities	9,163	7,311
Unearned revenues	2,111	2,377
Long-term debt	19,403	10,008
Other liabilities	2,419	895
Total liabilities	33,096	20,591

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,476 shares issued and outstanding	225	414
Retained earnings	30,778	30,936
Accumulated other comprehensive income	291	428
Total Qualcomm stockholders’ equity	31,294	31,778
Noncontrolling interests	(11)	(10)
Total stockholders’ equity	31,283	31,768
Total liabilities and stockholders’ equity	$64,379	$52,359

Qualcomm Announces Third Quarter Fiscal 2017 Results                     Page 12 of 13

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Revenues:
Equipment and services	$4,121	$3,875	$11,949	$11,311
Licensing	1,250	2,169	4,438	6,059
Total revenues	5,371	6,044	16,387	17,370
Costs and expenses:
Cost of revenues	2,488	2,534	7,140	7,210
Research and development	1,391	1,268	4,087	3,922
Selling, general and administrative	710	620	1,917	1,817
Other	9	30	962	(270)
Total costs and expenses	4,598	4,452	14,106	12,679
Operating income	773	1,592	2,281	4,691
Interest expense	(133)	(75)	(330)	(221)
Investment and other income, net	218	176	635	403
Income before income taxes	858	1,693	2,586	4,873
Income tax benefit (expense)	7	(250)	(290)	(770)
Net income	865	1,443	2,296	4,103
Net loss attributable to noncontrolling interests	1	1	1	3
Net income attributable to Qualcomm	$866	$1,444	$2,297	$4,106

Basic earnings per share attributable to Qualcomm	$0.59	$0.98	$1.55	$2.76
Diluted earnings per share attributable to Qualcomm	$0.58	$0.97	$1.54	$2.74
Shares used in per share calculations:
Basic	1,478	1,471	1,478	1,487
Diluted	1,491	1,486	1,491	1,500

Dividends per share announced	$0.57	$0.53	$1.63	$1.49

Qualcomm Announces Third Quarter Fiscal 2017 Results                     Page 13 of 13

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Operating Activities:
Net income	$865	$1,443	$2,296	$4,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	393	356	1,064	1,092
Indefinite and long-lived asset impairment charges	42	47	76	94
Income tax provision less than income tax payments	(237)	(47)	(467)	(236)
Gain on sale of wireless spectrum	—	—	—	(380)
Non-cash portion of share-based compensation expense	227	235	712	730
Incremental tax benefits from share-based compensation	(1)	(1)	(38)	(3)
Net realized gains on marketable securities and other investments	(139)	(69)	(375)	(142)
Impairment losses on marketable securities and other investments	15	33	163	138
Other items, net	(83)	(47)	14	—
Changes in assets and liabilities:
Accounts receivable, net	670	(215)	(1,021)	39
Inventories	63	90	(182)	169
Other assets	4	32	111	153
Trade accounts payable	134	126	(543)	263
Payroll, benefits and other liabilities	(1,802)	176	615	(434)
Unearned revenues	(69)	(319)	(149)	(270)
Net cash provided by operating activities	82	1,840	2,276	5,316
Investing Activities:
Capital expenditures	(177)	(136)	(428)	(389)
Purchases of available-for-sale marketable securities	(6,707)	(5,185)	(15,509)	(12,960)
Proceeds from sales and maturities of available-for-sale marketable securities	6,497	4,497	19,643	10,303
Purchases of trading securities	—	—	—	(177)
Proceeds from sales and maturities of trading securities	—	23	—	779
Purchases of other marketable securities	(705)	—	(705)	—
Proceeds from sales of other marketable securities	—	—	—	450
Deposits of investments designated as collateral	—	—	(2,000)	—
Acquisitions and other investments, net of cash acquired	(19)	(40)	(1,401)	(663)
Proceeds from sale of wireless spectrum	—	—	—	232
Other items, net	9	47	58	196
Net cash used by investing activities	(1,102)	(794)	(342)	(2,229)
Financing Activities:
Proceeds from short-term debt	1,735	2,305	6,848	6,633
Repayment of short-term debt	(2,734)	(2,505)	(7,598)	(5,885)
Proceeds from long-term debt	10,953	—	10,953	—
Proceeds from issuance of common stock	41	151	331	422
Repurchases and retirements of common stock	(300)	(100)	(1,027)	(3,698)
Dividends paid	(844)	(781)	(2,411)	(2,208)
Incremental tax benefits from share-based compensation	1	1	38	3
Other items, net	(81)	(14)	(133)	(32)
Net cash provided (used) by financing activities	8,771	(943)	7,001	(4,765)
Effect of exchange rate changes on cash and cash equivalents	34	7	28	3
Net increase (decrease) in cash and cash equivalents	7,785	110	8,963	(1,675)
Cash and cash equivalents at beginning of period	7,124	5,775	5,946	7,560
Cash and cash equivalents at end of period	$14,909	$5,885	$14,909	$5,885